EXHIBIT 3.3

                        CERTIFICATE OF AMENDMENT
                            BLUE PINES, INC.

                          A Nevada Corporation

     The undersigned Jeff Larrabee, President and Shawni Larrabee, Secretary of Blue Pines, Inc. hereby certify:

     The shareholders of Blue Pines, Inc., through an Action of Shareholders without a meeting and representing over 92% of the issued and outstanding stock, adopted a resolution to amend and clarify the Articles of Incorporation as follows:

ARTICLE I IS HEREBY AMENDED TO READ AS:
---------

                            ARTICLE I - NAME
                            ----------------

     The name of the Corporation shall be - NET VOICE TECHNOLOGIES CORPORATION

ARTICLE IX IS HEREBY AMENDED TO READ AS:
----------

                               ARTICLE IX
                               ----------
       ELECTION REGARDING NRS 78.378 - 78.3793 AND 78.411 - 78.444

     The Corporation shall NOT be governed by nor shall the provisions of NRS 78.378 through and including NRS 78.3793 and NRS 78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied in this Corporation. This Article may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding shares for voting on an Amendment to this Article shall not be met, unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set-forth in this Article only applies to any attempted amendment to this Article.

Dated this 17th day of July, 1998.



                                   /s/ JEFF LARRABEE
                                   ------------------------------------
                                   Jeff Larrabee, President



                                   /s/ SHAWNI LARRABEE
                                   ------------------------------------
                                   Shawni Larrabee, Secretary

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Page 2
Certificate of Amendment
Blue Pines, Inc.
Notary Page


STATE OF UTAH       )
                    )ss
COUNTY OF SALT LAKE )

     On this the 17th day of July, 1998, Jeff Larrabee and Shawni
Larrabee, President and Secretary (respectively) of Blue Pines, Inc., personally appeared before me and executed the attached Certificate of Amendment.



    NOTARY PUBLIC                       /s/ JANAMARIE MCALLISTER
    STATE OF UTAH                  ------------------------------------
 My Commission Expires             Janamarie McAllister
  September 21, 1988
 JANAMARIE MCALLISTER
1487 East Thisda Downs Dr.
   Sandy, Utah 81092









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

                                 CONSENT

     The undersigned, president of NetVoice Technologies, Inc., a Nevada corporation (the "Company"), on behalf of the Company hereby consents to the use of the name "NetVoice Technologies Corporation" by Blue Pines, Inc., a Nevada corporation.

Date: July 29, 1998



                                   /s/ WILLIAM Bedri
                                   ------------------------------------
                                   William Bedri, President
                                   NetVoice Technologies, Inc.



State of Texas      )                   CANTHI ANN COOPER
                    ) ss.               Notary Public, State of Texas
County of Dallas    )                   My Commission Expires
                                        November 20, 1999

     On the 29th day of July 1998, personally appeared before me, a Notary Public, William Bedri, the president of NetVoice Technologies, Inc., a Nevada corporation, who acknowledged tat he had executed the foregoing Consent.


                                   /s/ CYNTHIA ANN COOPER
                                   ------------------------------------
                                   NOTARY PUBLIC